UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2023

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
On February 22, 2023, the audit committee of the Board of Directors (the “Audit Committee”) of Perimeter Solutions, SA (the “Company”), in consultation with the Company’s management and BDO USA LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued unaudited condensed consolidated financial statements for the periods ended June 30, 2022 and September 30, 2022 should no longer be relied upon due to an error related to the accounting treatment of the Company’s non-cash share-based compensation awards and an error related to non-cash amortization of the step-up in basis of inventory. These errors resulted in an overstatement of the Company’s non-cash share-based compensation expense and non-cash amortization of step-up in basis of inventory for the three and six months ended June 30, 2022 and for the three and nine months ended September 30, 2022 (collectively, the ”Non-Reliance Periods”).
The Company will restate its unaudited condensed consolidated financial statements for the Non-Reliance Periods in its Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) to reflect the corrected non-cash share-based compensation expense and non-cash amortization of step-up in basis of inventory for the Non-Reliance Periods. Investors and others should rely on the financial information and other disclosures regarding the restated condensed consolidated financial statements for the Non-Reliance Periods, to be disclosed in the Company’s 2022 Form 10-K and in the Company’s future filings with the U.S. Securities and Exchange Commission.
The foregoing errors also had an immaterial effect on the Company’s unaudited condensed consolidated financial statements for the period ended March 31, 2022 and the error related to non-cash amortization of step-up in basis of inventory had an immaterial effect on the consolidated financial statements as of December 31, 2021 and for the period from November 9, 2021 through December 31, 2021 (collectively, the “Revision Periods”). While the Audit Committee and management concluded that the accounting errors described above had an immaterial impact on the Revision Periods, those financial statements will be revised in the 2022 Form 10-K. The Company is expected to file the 2022 Form 10-K on or before March 1, 2023.
The foregoing errors had no effect on the Company’s revenue, cash, financial covenants or Adjusted EBITDA for the Non-Reliance Periods. Similarly, the errors did not have an impact on the Company’s operations or business fundamentals.
The Company’s management has concluded that as a result of the restatement noted above that a material weakness exists in the Company’s internal controls over financial reporting. As a result, the Company’s disclosure controls and procedures were not effective as of December 31, 2022. The Company expects to report a material weakness in its internal control over financial reporting, as well as its related remediation efforts undertaken to address such material weakness, in its 2022 Form 10-K.
Note Regarding Forward Looking Statements
This current report on Form 8-K contains forward-looking statements that reflect our current views about future events. We use the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal” or the negatives of such terms or other similar expressions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: February 28, 2023	By:	/s/ Edward Goldberg
Edward Goldberg
Chief Executive Officer